UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 6, 2009
Columbia Sportswear Company
(Exact name of registrant as specified in its charter)

Oregon	0-23939	93-0498284
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices)
(503) 985-4000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On January 6, 2009, Columbia Sportswear Company announced that effective January 23, 2009, Thomas B. Cusick will be promoted to the position of vice president, chief financial officer and treasurer of the Company.
Mr. Cusick, 41, has served in senior financial management roles with Columbia Sportswear since joining the company as corporate controller in September 2002. In March 2006, he was promoted to vice president and corporate controller and was named chief accounting officer in May 2008. From 1995 to 2002, Mr. Cusick held various financial management positions at Cadence Design Systems (and OrCad, a company acquired by Cadence in 1999), which operates in the electronic design automation industry. From 1990 to 1995, Mr. Cusick was an accountant with KPMG LLP. Mr. Cusick fills the position previously held by Bryan L. Timm, who was promoted in May 2008 to serve as Columbia’s chief operating officer and was named executive vice president in October 2008.
A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits.

Exhibit 99.1	Press Release dated January 6, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Sportswear Company
Date: January 6, 2009	By:	/s/ Peter J. Bragdon
	Name:	Peter J. Bragdon
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated January 6, 2009.